UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
ON24, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

50 Beale Street, 8th Floor
San Francisco, CA 94105

April 25, 2024

Dear ON24 Stockholder:

You are cordially invited to the ON24, Inc. Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 21, 2024, at 8:30 a.m., Pacific Time. The attached proxy is solicited on behalf of the board of directors of ON24, Inc., for use at the Annual Meeting, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying proxy statement, Notice of Annual Meeting of Stockholders (the “Notice”) and form of proxy. The Annual Meeting will be held in person at our corporate headquarters at 50 Beale Street, 8th Floor, San Francisco, California 94105.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. We urge you to promptly vote and submit your proxy via the Internet or by telephone as instructed in the Notice of Internet Availability of Proxy Materials or, if you are receiving a paper copy of the proxy materials, complete, sign and date the enclosed proxy card and return it in the enclosed envelope as soon as possible. If you attend the Annual Meeting, you can vote in person even if you previously submitted your proxy. At the Annual Meeting, you will be asked to elect three Class III directors to our board of directors and to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.

The accompanying Notice and proxy statement describe these matters. We have elected to provide access to our proxy materials on the Internet under the Securities and Exchange Commission’s “notice and access” rules. Our proxy materials are available at www.ProxyVote.com. We are commencing delivery of a Notice of Internet Availability of Proxy Materials on or about April 25, 2024, which provides instructions on how to access our proxy materials and our 2023 Annual Report on Form 10-K on the Internet. Please read our proxy materials and our 2023 Annual Report on Form 10-K carefully before submitting your proxy.

We thank you for your support and participation.

Sincerely,
Sharat Sharan
Chief Executive Officer and Chair of the Board of Directors

50 Beale Street, 8th Floor
San Francisco, CA 94105

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 21, 2024

To the Stockholders of ON24, Inc.:

You are hereby notified that the Annual Meeting of Stockholders of ON24, Inc. will be held on June 21, 2024, at 8:30 a.m., Pacific Time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth below and in the accompanying proxy statement. This year’s annual meeting will be held in person at our corporate headquarters at 50 Beale Street, 8th Floor, San Francisco, California 94105. If attending the Annual Meeting, please plan to arrive at least 30 minutes early to allow ample time for check-in.

We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1To elect three Class III director nominees to serve on the board of directors of ON24, Inc. for a two-year term expiring at the 2026 annual meeting of stockholders. The three nominees for election to the board of directors are Anil Arora, Sharat Sharan and Dominique Trempont;

2To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and

3To conduct any other business properly brought before the meeting.

We know of no other matters to come before the Annual Meeting. Only stockholders of record of our common stock at the close of business on April 24, 2024, are entitled to notice of and to vote at the Annual Meeting or at any postponements or adjournments thereof. For 10 days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at our executive offices located at 50 Beale Street, 8th Floor, San Francisco, California 94105.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE YOUR SHARES VIA THE INTERNET, THROUGH OUR TOLL-FREE TELEPHONE NUMBER 1-800-690-6903, OR BY SIGNING, DATING AND PROMPTLY RETURNING YOUR COMPLETED PROXY CARD TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. FOR THOSE WHO PLAN TO ATTEND IN PERSON, YOU WILL ALSO HAVE THE OPPORTUNITY TO VOTE AT THE ANNUAL MEETING. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INFORMATION PROVIDED IN OUR PROXY STATEMENT.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 21, 2024: THIS PROXY STATEMENT, THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT WWW.PROXYVOTE.COM.

By Order of the Board of Directors,
William Weesner
Secretary
April 25, 2024

PROXY STATEMENT
INFORMATION CONCERNING VOTING AND SOLICITATION
General

Your proxy is solicited on behalf of the board of directors of ON24, Inc., a Delaware corporation (“ON24,” the “Company,” “we,” “us” or “our”), for use at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 21, 2024, at 8:30 a.m., Pacific Time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement, as well as any business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Annual Meeting will be held in person at our corporate headquarters at 50 Beale Street, 8th Floor, San Francisco, California 94105. You will have the ability to submit questions prior to and during the Annual Meeting. Please be sure to follow instructions found on your proxy card and/or Voting Authorization Form and subsequent instructions that will be delivered to you via email.
We have elected to provide access to our proxy materials over the Internet. Accordingly, on or about April 25, 2024, we are commencing delivery of a Notice of Internet Availability of Proxy Materials to most of our stockholders of record, and paper copies of the proxy materials to certain other stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the notice or request to receive a printed set of the proxy materials. You can find instructions on how to request a printed copy by mail or electronically on the notice and on the website referred to in the notice, including an option to request paper copies on an ongoing basis. Although we encourage stockholders to review our proxy materials in electronic form, we will deliver to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials.
Availability of Proxy Materials for the 2024 Annual Meeting

Our proxy materials are available at www.ProxyVote.com. This website address contains: the Notice of Annual Meeting of Stockholders, the proxy statement and proxy card sample and the 2023 Annual Report on Form 10-K. You are encouraged to access and review all of the important information contained in the proxy materials before voting.
Who Can Vote, Outstanding Shares

Record holders of our common stock as of the close of business on April 24, 2024, the record date for the Annual Meeting (the “Record Date”), are entitled to vote at the Annual Meeting on all matters to be voted upon. As of the Record Date, there were 41,825,007 shares of our common stock outstanding. On each matter presented to our stockholders for vote, the holders of common stock are entitled to one vote per share held as of the Record Date.
Voting of Shares

You may vote at the Annual Meeting or via the Internet, via telephone at 1-800-690-6903 or by submitting a proxy. The method of voting by proxy differs depending on whether you are (1) viewing our proxy materials via the Internet or received a paper copy and (2) a record holder or hold your shares in “street name.”
Record Holder. If you hold your shares of common stock as a record holder and you are viewing our proxy materials via the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice of Internet Availability of Proxy Materials previously delivered to you. If you hold your shares of common stock as a record holder and you received a paper copy of our proxy materials, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the pre-addressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card.
Hold in Street Name. If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or other nominee (each, a “broker”), you will receive a notice from your broker that includes instructions on how to vote your shares. Your broker will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the notice provided by your broker.
General. If you vote through the Internet or by telephone, you should be aware that you may incur costs such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote through these facilities, then you need not return a written proxy card by mail. The cost of soliciting proxies will be borne by us. We may reimburse brokers representing beneficial owners for their reasonable out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.
YOUR VOTE IS VERY IMPORTANT. We encourage you to submit your proxy even if you plan to attend the Annual Meeting in person. If you are a stockholder of record on the Record Date, you are invited to attend the Annual Meeting in person and you may vote your shares during the Annual Meeting. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing), and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy, your shares will be voted as follows:
•FOR each of the three Class III nominees for director named in this proxy statement;
•FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm.
The proxy gives each of Sharat Sharan, Steven Vattuone and William Weesner discretionary authority to vote your shares in accordance with their best judgment with respect to all additional matters that might come before the Annual Meeting. If you receive more than one proxy card or Notice of Internet Availability of Proxy Materials, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card or Notice of Internet Availability of Proxy Materials you receive.
Revocation of Proxy
If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the Annual Meeting by taking any of the following actions:
•delivering to our Corporate Secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;
•signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy;
•submitting another proxy by telephone or over the Internet (your latest telephone or Internet voting instructions are followed); or
•attending the Annual Meeting in person and voting, although attendance at the Annual Meeting will not, by itself, revoke a proxy.
Written notices of revocation and other communications with respect to the revocation of Company proxies should be addressed to:
ON24, Inc.
50 Beale Street, 8th Floor
San Francisco, CA 94105
Attention: Corporate Secretary
If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker. You must contact your broker to find out how to do so. See below regarding how to vote live if your shares are held in street name.
Attendance at the Annual Meeting
We are excited to invite stockholders to join us at our corporate headquarters at 50 Beale Street, 8th Floor, San Francisco, California 94105 for this year’s Annual Meeting. Admission to the Annual Meeting will be limited to our stockholders of record, persons holding proxies from our stockholders and beneficial owners of our common stock.
If you are a stockholder of record (or a registered stockholder), we will verify your ownership at the meeting in our list of stockholders as of the Record Date (April 24, 2024). If your shares are held through a broker, you must bring proof of your ownership of the shares as of the Record Date (April 24, 2024). This proof could consist of, for example, a brokerage firm account statement or a letter from your broker confirming your ownership as of the Record Date.
In order to allow ample time for check-in, you will need to plan to arrive at 50 Beale Street, 8th Floor, San Francisco, California 94105 on June 21, 2024, no later than 8:00 a.m. Pacific Time. Next, at the registration table, you will need to present a government-issued photo identification, along with proof of your stock ownership.
Upon completion of these steps, you will be issued a visitor badge, which you must wear at all times. Prohibited items include backpacks, purses or bags larger than 12”x 6”x 12,” coolers and camera cases.
Visitors must always be escorted by ON24, Inc. security or personnel, and should return the visitor badge when leaving the building after the Annual Meeting is adjourned.

Broker Non-Votes

Brokers who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of other matters that are considered “non-routine” matters without specific voting instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes.” If your broker holds your common stock in “street name,” your broker will vote your shares on “non-routine” proposals only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this proxy statement. Only Proposal No. 2 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. Proposal No. 1 (election of directors) is not considered a routine matter and, without your instruction, your broker cannot vote your shares for the election of directors.
Quorum and Votes Required

The inspector of elections appointed for the Annual Meeting will tabulate votes cast by proxy or at the Annual Meeting. The inspector of elections will also determine whether a quorum is present. In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the votes entitled to be cast represented in person or by proxy at the Annual Meeting must be present in person or represented by proxy at the Annual Meeting. Shares that abstain from voting on any proposal, or that are represented by broker non-votes, will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum is present.

Proposal No. 1: Election of Directors. A plurality of the votes cast in the election of directors at the Annual Meeting is required for the election of directors. Accordingly, the three Class III director nominees receiving the highest number of votes will be elected. “Withhold” votes and broker non-votes will have no effect on the outcome of the election of directors. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm. The number of votes “for” must exceed the number of votes “against” in order to ratify the selection of KPMG LLP as our independent registered public accounting firm. Abstentions are considered to be votes not cast on this proposal and thus will have no effect. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm, thus broker non-votes are not expected to result from the vote on Proposal No. 2.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The board of directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement.
Solicitation of Proxies
Our board of directors is soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by delivery of the Notice of Internet Availability of Proxy Materials or proxy statement, we will request that brokers that hold shares of our common stock, which are beneficially owned by our stockholders, send Notices of Internet Availability of Proxy Materials, proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by telephone, Internet, facsimile or special delivery letter. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of Okapi Partners, 1212 Avenue of the Americas, Floor 24, New York, NY 10036, at an anticipated cost of $14,000, plus reimbursement of out-of-pocket expenses.
Communicating with our Board of Directors
Those who wish to communicate with our board of directors or specific individual directors may do so by letter sent to our principal executive offices, addressed to the attention of our Corporate Secretary. Our Corporate Secretary reviews all communications and forwards them to the intended recipient(s) consistent with a screening policy, which provides that sales materials, routine items, and items unrelated to the duties and responsibilities of the board of directors are not relayed to directors.
Stockholder List

A list of stockholders eligible to vote at the Annual Meeting will be available for inspection, for any purpose germane to the Annual Meeting, at our principal executive offices during regular business hours for a period of no less than ten days prior to the Annual Meeting. Information required to gain access to the list of stockholders eligible will also be provided upon request during the same time period.

Forward-Looking Statements
This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, and in our periodic reports on Form 10-Q and our current reports on Form 8-K.
CORPORATE GOVERNANCE
Our board of directors consists of nine members. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.
Cynthia Paul and Ronald Mitchell were appointed to our board of directors in March 2023 in connection with the Cooperation Agreement with Indaba Capital Management, L.P. (“Indaba”), dated March 11, 2023.Ms. Paul was elected at the 2023 annual meeting of stockholders (the “2023 Annual Meeting”) as a Class II director with a term expiring at the 2026 annual meeting of stockholders (the “2026 Annual Meeting”). Mr. Mitchell serves as a Class I director with a term expiring at the 2025 annual meeting of stockholders (the “2025 Annual Meeting”). Also in connection with the Cooperation Agreement, Mr. Mitchell submitted an irrevocable letter of resignation that we could cause to become effective at the Annual Meeting upon proper notice. Ahead of such time, however, we entered into a Letter Agreement (the “Letter Agreement”), dated February 22, 2024, with Indaba. Pursuant to the Letter Agreement, we agreed that Mr. Mitchell would continue to serve on the board of directors and Indaba agreed, among other things, (i) to customary standstill provisions until the date pursuant to which stockholder nominations for director elections are permitted pursuant to our Bylaws with respect to our 2025 Annual Meeting and (ii) to vote its shares in favor of the board of directors’ slate of directors at the Annual Meeting.
Our Certificate of Incorporation and Bylaws provide that our directors may be removed from our board of directors with or without cause by the affirmative vote of at least 66 2/3% of the voting power of all of our then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our Certificate of Incorporation provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director.
Director Independence
Our board of directors has determined that each member of our board of directors, except Sharat Sharan, is an “independent director,” as defined under the rules of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”). In making this determination, our board of directors applied the standards set forth under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and related SEC and NYSE rules. Our board of directors considered all relevant facts and circumstances known to it in evaluating the independence of these directors, including their current and historical employment, any compensation we have paid to them, any transactions we have had with them, their beneficial ownership of our capital stock, their ability to exert control over us, all other material relationships they have had with us and the same facts with respect to their immediate families.
The composition and functioning of our board of directors and each of our committees complies with all applicable requirements of the NYSE and the rules and regulations of the SEC.
Declassifying Board of Directors
In accordance with the declassification amendment to our Certificate of Incorporation that our stockholders approved at the 2023 Annual Meeting, the declassification of our board of directors is being phased-in. Beginning with the class of directors standing for election at the Annual Meeting, directors will be elected for shorter terms until our board of directors is fully declassified at the 2026 Annual Meeting and at which point directors will stand for one-year terms. Until such time, the board of directors is divided into three classes with staggered terms, as follows:
•the Class I directors are Irwin Federman, Ronald Mitchell and Anthony Zingale, and their terms will expire at the 2025 Annual Meeting. At the 2025 Annual Meeting, each of the individuals nominated to serve as a director in such class would stand for election to serve a one-year term that will expire at the 2026 Annual Meeting;
•the Class II directors are Teresa Anania, Cynthia Paul and Barry Zwarentstein, and their terms will expire at the 2026 Annual Meeting; and

•the Class III directors are Anil Arora, Sharat Sharan and Dominique Trempont, and their terms will expire at the Annual Meeting. At the Annual Meeting, each will stand for election to serve a two-year term that will expire at the 2026 Annual Meeting.
Commencing with the election of directors at the 2026 Annual Meeting and at each annual meeting thereafter, our board of directors will no longer be classified and all directors will be elected to serve one-year terms. Until the board of directors is fully declassified, any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The current classification of our board of directors may have the effect of delaying or preventing changes in control of our company.
Board Leadership Structure
Our board of directors has adopted corporate governance guidelines covering, among other things, the duties and responsibilities of and independence standards applicable to our directors and board committee structures and responsibilities. These guidelines are available on the “Governance” section of our website at https://investors.on24.com/governance/governance-documents. Our Bylaws and Corporate Governance Guidelines provide our board of directors with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer. If the Chair of the Board is also a director who does not otherwise qualify as an independent director, the independent directors may elect from among themselves a Lead Independent Director who calls and chairs the regularly scheduled executive sessions of the independent directors and serves as a non-exclusive liaison among the independent directors and the other members of our board of directors. Sharat Sharan is the current Chair of the Board and Chief Executive Officer, and Anil Arora currently serves as the Lead Independent Director of our board of directors.
Our board of directors has concluded that our current leadership structure is appropriate at this time. Our board of directors believes that the combined role of Chair of the Board and Chief Executive Officer is appropriate at this time, in light of Mr. Sharan’s extensive experience in overseeing our day-to-day business, supervising our management, regularly communicating with all of our directors, and designing and executing our business strategies since our formation. Mr. Sharan has demonstrated the ability to effectively manage the competing demands for his time such that our board of directors believes he can effectively lead our board of directors. Meanwhile, Mr. Arora has served on our board of directors since April 2022 and has served in several board leadership positions for public companies, has served as a public company Chief Executive Officer, and is one of our independent directors and a member of the nominating and corporate governance committee and the compensation committee, thereby providing a strong, experienced voice for our independent directors. Our board of directors believes this leadership structure provides the appropriate balance of authority between independent and non-independent directors and is an effective governance model for us and for our stockholders at this time.
Attendance by Members of the Board at Meetings
Our board of directors held twelve meetings during the year ended December 31, 2023. During 2023, all of our then incumbent directors attended at least 75% of the combined total of (1) all board meetings and (2) all meetings of committees of our board of which the incumbent director was a member. Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, we invite and encourage each member of our board of directors to attend our annual meetings of stockholders. All of our then incumbent directors joined our 2023 annual meeting of stockholders in person or by telephone.
Executive Sessions
Our non-management directors meet regularly in executive sessions without management, to consider such matters as they deem appropriate. Our Lead Independent Director, Mr. Arora, presides over all executive sessions.
Committees of our Board of Directors
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates pursuant to a written charter adopted by our board of directors. Our board of directors may also establish other committees from time to time to assist the board of directors. The composition and functioning of all of our committees comply with all applicable requirements of the Sarbanes-Oxley Act, NYSE and SEC rules and regulations. Each committee has a charter, which is available on the “Governance” section of our website at https://investors.www.on24.com/governance/governance-documents. Information contained on, or that can be accessed through, our website is not part of and is not incorporated by reference into this proxy statement, and you should not consider information on our website to be part of this proxy statement.

Independence and Current Committee Positions
The following table presents our directors, their independence, and the committees on which they serve:

Name	Independent	Audit Committee	Compensation Committee	Nominating and Governance Committee
Anil Arora(1)	Yes		Member	Member
Anthony Zingale	Yes		Member
Barry Zwarenstein	Yes	Member (Chair)	Member
Cynthia Paul	Yes
Dominique Trempont	Yes	Member	Member (Chair)	Member (Chair)
Irwin Federman	Yes	Member		Member
Ronald Mitchell	Yes			Member
Sharat Sharan	No
Teresa Anania	Yes	Member
(1)Lead Independent Director.
Audit Committee
Ms. Anania and Messrs. Federman, Trempont and Zwarenstein serve on the audit committee, which is chaired by Mr. Zwarenstein. The audit committee met four times during 2023, and each then-incumbent member attended all meetings held in 2023 during the period that they served. Our board of directors has determined that each member of the audit committee is “independent” as that term is defined in the SEC and the NYSE rules, meets the heightened independence requirements for audit committees required under Section 10A of the Exchange Act and related SEC and the NYSE rules, and has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Mr. Zwarenstein as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:
•appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;
•pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•reviewing quarterly earnings releases.

Compensation Committee
Messrs. Arora, Trempont, Zingale and Zwarenstein serve on the compensation committee, which is chaired by Mr. Trempont. The compensation committee met seven times during 2023, and each then-incumbent member attended all meetings held in 2023 during the period that they served. Our board of directors has determined that each member of the compensation committee is “independent” as that term is defined in SEC and the NYSE rules, meets the heightened independence requirements for compensation committee purposes under Section 10C of the Exchange Act and related SEC and the NYSE rules, and is a “non-employee director” under Rule 16b-3 under the Exchange Act. The compensation committee’s responsibilities include:
•reviewing and approving our philosophy, policies and plans with respect to the compensation of our chief executive officer;
•making recommendations to our board of directors with respect to the compensation of our chief executive officer and our other executive officers;
•reviewing and assessing the independence of compensation advisors;
•overseeing and administering our equity incentive plans;
•reviewing and making recommendations to our board of directors with respect to director compensation; and
•preparing the compensation committee reports required by the SEC, including our “Compensation Discussion and Analysis” disclosure.
Nominating and Corporate Governance Committee
Messrs. Arora, Federman, Mitchell and Trempont serve on the nominating and corporate governance committee, which is chaired by Mr. Trempont. The nominating and corporate governance committee met four times during 2023, and each then-incumbent member attended all meetings held in 2023 during the period that they served. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the NYSE rules. The nominating and corporate governance committee’s responsibilities include:
•developing and recommending to the board of directors criteria for board and committee membership;
•establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•identifying and screening individuals qualified to become members of the board of directors;
•recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;
•developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines;
•overseeing our insider trading policy, which prohibits short sales, pledging, hedging or other monetization transactions, and other transactions which would, if consummated, allow insiders to continue to own our securities without the full risks and rewards of ownership; and
•overseeing the evaluation of our board of directors and management.
The nominating and corporate governance committee will consider director candidates recommended by stockholders on the same basis that it evaluates other nominees for director. Stockholders who wish to recommend a candidate to our nominating and corporate governance committee for consideration for nomination should send to us, at our principal executive offices, information regarding the candidate. In order to identify potential director candidates, the committee may utilize its or our existing networks or retain a third-party recruiting firm.
Pursuant to our Corporate Governance Guidelines, when considering the nominees for election as directors at an annual meeting or to fill an existing vacancy, the nominating and corporate governance committee reviews the needs of our board of directors for various skills, background, experience and expected contributions and the qualification standards established from time to time by the nominating and corporate governance committee. When reviewing potential nominees, including incumbents, the nominating and corporate governance committee considers the perceived needs of our board of directors as a whole and the candidate’s relevant background, experience, skills and expected contributions to our board of directors. The nominating and corporate governance committee’s goal is to assemble a board of directors that brings to our company a diversity of experience in areas that are relevant to our activities. Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective outlook and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies and institutions with which they are, or have been, affiliated. When considering the nomination of directors, the nominating and corporate governance committee considers the diversity of its directors and nominees in terms of knowledge, experience, background, skills, expertise and other demographic factors. Director candidates must have sufficient time available in the judgment of the nominating and corporate governance committee to perform all responsibilities that will be expected of them as members of our board of directors and its committees. We expect our directors to rigorously prepare for, attend and participate in all meetings of our board of directors and their applicable committees.
Environmental, Social and Governance
We are dedicated to making sustainable and equitable choices that leave an impact that we can be proud of. Our technologies help reduce the need for people to travel to in-person events and physical customer locations to conduct their business. For more information regarding our sustainability initiatives, commitment to social impact and responsible corporate governance, please see our website at www.on24.com/corporate-responsibility.
Compensation Committee Interlocks and Insider Participation
During 2023, Messrs. Arora, Trempont, Zingale and Zwarenstein served as members of our compensation committee. None of the members of our compensation committee has during the prior fiscal year been one of our officers or employees or had a relationship requiring disclosure under “Relationships and Related Party Transactions.” None of our executive officers currently serves, nor in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.
CODE OF CONDUCT
We have a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is available on the “Governance” section of our website at https://investors.on24.com/governance/governance-documents. In addition, we intend to post on our website all disclosures that are required by law or the NYSE listing standards concerning any amendments to, or waivers from, any provision of the code. If we make any substantive amendments to, or grant any waivers from, the code for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.
DIRECTOR COMPENSATION
The following table presents the total compensation for each person who served as a non-employee member of our board of directors during the year ended December 31, 2023.

Name	Fee Earned or Paid in Cash ($)	Stock awards ($)(1)	Total ($)
Anil Arora(2)	85,378	270,365	355,743
Anthony Zingale(3)	54,850	183,365	238,215
Barry Zwarenstein(4)	79,447	270,365	349,812
Cynthia Paul(5)	47,832	544,613	592,445
Dominique Trempont(6)	86,139	270,365	356,504
Irwin Federman(7)	64,122	183,365	247,487
Ronald Mitchell(8)	43,448	544,613	588,061
Teresa Anania(9)	36,797	544,613	581,410
(1)The amounts disclosed represent the aggregate grant date fair value of equity awards granted during 2023 computed in accordance with ASC Topic 718, without regard to forfeitures. The assumptions used in calculating the grant date fair value of equity awards are set forth in Note 11 to our audited consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2023. These amounts do not reflect the actual economic value that may be realized by the non-employee director.
(2)As of December 31, 2023, Mr. Arora had 47,475 RSUs outstanding.
(3)As of December 31, 2023, Mr. Zingale had 47,229 RSUs outstanding.
(4)As of December 31, 2023, Mr. Zwarenstein had 21,547 RSUs outstanding and held options to purchase 110,834 shares of our common stock, 87,500 of which were vested.

(5)As of December 31, 2023, Ms. Paul had 79,042 RSUs outstanding.
(6)As of December 31, 2023, Mr. Trempont had 21,547 RSUs outstanding and held options to purchase 53,131 shares of our common stock, all of which were vested.
(7)As of December 31, 2023, Mr. Federman had 21,547 RSUs outstanding and held options to purchase 125,000 shares of our common stock, 98,958 of which were vested.
(8)As of December 31, 2023, Mr. Mitchell had 79,042 RSUs outstanding.
(9)As of December 31, 2023, Ms. Anania had 79,042 RSUs outstanding.
Our board of directors has adopted a non-employee director compensation policy that is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors (the “Non-Employee Director Compensation Policy”). Our Non-Employee Director Compensation Policy was amended in July 2023 to increase the annual fees paid to non-employee directors serving as the chairs of our audit, compensation, and nominating and corporate governance committees or as our Lead Independent Director. We pay the annual fees set forth below to non-employee directors:

Annual Fee ($)
Member of the Audit Committee	10,000
Chair of the Audit Committee	25,000
Member of the Compensation Committee	6,000
Chair of the Compensation Committee	15,000
Member of the Nominating and Corporate Governance Committee	3,750
Chair of the Nominating and Corporate Governance Committee	10,000
Lead Independent Director	40,000
Annual Board Service Retainer	50,000
In addition, each new non-employee director who joins our board of directors automatically receives an RSU for common stock having a value of $450,000 based on the average fair market value of our common stock for the 20 trading days prior to and ending on the date of grant (the “Initial RSU”). Each Initial RSU will vest over three years, with one-third of the Initial RSU vesting on the first, second, and third anniversary of the date of grant. Moreover, on the date of each annual meeting of our stockholders, each person who is then a non-employee director will automatically receive an RSU for common stock having a value of $175,000 based on the average fair market value of the underlying common stock for the 20 trading days prior to and ending on the date of grant (the “Annual RSU”). Each Annual RSU will vest on the earlier of (i) the date of the following year’s annual meeting of our stockholders (or the date immediately prior to the next annual meeting of our stockholders if the non-employee director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election); or (ii) the first anniversary of the date of grant. Vesting of Initial RSUs and Annual RSUs is subject to the non-employee director’s continuous service on each applicable vesting date. For each non-employee director who remains in continuous service with us until immediately prior to a “change of control” (as defined in our 2021 Equity Incentive Plan (the “2021 Plan”)), the shares subject to his or her then outstanding equity awards will become fully vested as of immediately prior to the change of control.
We will reimburse each non-employee director for ordinary, necessary, and reasonable out-of-pocket travel expenses to cover in-person attendance at, and participation in, meetings of our board of directors and any of its committees.

PROPOSAL 1
ELECTION OF DIRECTORS
Pursuant to our Certificate of Incorporation and our Bylaws, the total number of directors constituting the board of directors is fixed from time to time by the board. In March 2023, the board of directors approved an increase in the authorized number of directors from seven to nine. The board of directors is divided into three classes, each containing as nearly as possible an equal number of directors. The current term of office of our Class III directors expires at the Annual Meeting, while the term for our Class I directors will expire at our 2025 Annual Meeting and the term for our Class II directors will expire at our 2026 Annual Meeting. Commencing with the election of directors at our 2026 Annual Meeting and at each annual meeting thereafter, our board of directors will no longer be classified and all directors will be elected to serve one-year terms. Based upon the recommendation of our nominating and corporate governance committee, the board has nominated Anil Arora, Sharat Sharan and Dominique Trempont, all current Class III directors, for re-election at the Annual Meeting. Each director elected at the Annual Meeting will serve a two-year term expiring at our 2026 Annual Meeting and until his successor is duly elected and qualified as a Class III Director, or until his earlier death, resignation or removal. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the three nominees named in this proxy statement.
The board of directors and the nominating and corporate governance committee believe the skills, qualities, attributes and experience of our directors provide us with business acumen and a diverse range of perspectives to engage each other and management to effectively address our evolving needs and represent the best interests of our stockholders.
Vacancies on the board, including any vacancy created by an increase in the size of the board, may be filled only by a majority of the directors remaining in office, even though less than a quorum of the board, or a sole remaining director. A director elected by the board to fill a vacancy will serve until the next election of the class of directors for which such director was chosen and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death.
If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the board of directors, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the board of directors or the number of directors may be reduced accordingly. Each nominee has agreed to serve if elected and the board of directors has no reason to believe that any nominee will be unable to serve.
Our Directors
Our continuing directors and their respective ages (as of April 25, 2024) and designation are as follows:

Name	Age	Director Designation
Anil Arora	63	Class III Director
Anthony Zingale	68	Class I Director
Barry Zwarenstein	75	Class II Director
Cynthia Paul	52	Class II Director
Dominique Trempont	69	Class III Director
Irwin Federman	88	Class I Director
Ronald Mitchell	53	Class I Director
Sharat Sharan	61	Class III Director
Teresa Anania	57	Class II Director
Information about Class III Director Nominees
Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills and experiences which led our board of directors to conclude that each nominee should serve on the board at this time.
Anil Arora has served on our board of directors since April 2022. Mr. Arora has served as Senior Partner of The Tifin Group LLC, a wealth technology company, since September 2020. Prior to The Tifin Group LLC, Mr. Arora served as the CEO of Envestnet | Yodlee, Inc., a financial technology company, from November 2015 to March 2019, and as a member of the Envestnet, Inc. board of directors from November 2015 to October 2021 including as Vice-Chair of the board from 2015-2019. Prior to that, Mr. Arora served as the President and CEO of Yodlee, Inc., a financial technology company, from February 2000 to November 2015. Mr. Arora has served on the board of directors of Conagra Brands, Inc., a consumer goods company, since July 2018, including as a member of the audit committee and currently serves on the nominating and governance and human resources committees. Mr. Arora was also a Director of Ping Identity Holding Corp., an intelligent identity company from May 2022 until its acquisition in October 2022. Mr. Arora holds a BS in Business from Rockford College and an MBA from the University of Michigan. We believe Mr. Arora’s technology, financial, and public company experience will make him a valuable member of our board of directors.

Dominique Trempont has served on our board of directors since April 2010. Mr. Trempont previously served on the board of Airspan, a public company focused on 5G edge communication for the enterprise and telecommunication industries, from May 2018 to November 2023,including as chair of the audit committee, as a director of the Daily Mail and General Trust plc, a public, global media company, from February 2011 to September 2022, as lead director and chair of the audit committee of RealNetworks, Inc., a public company provider of digital media software and services, from September 2010 to October 2019 and Energy Recovery Inc., a manufacturer of energy recovery devices, from June 2008 to June 2017, including as a chair of the audit committee. Mr. Trempont was also an adjunct professor at INSEAD, the European Institute of Business Administration, from March 2008 to March 2016. From May 1997 to 2002, Mr. Trempont served as Chief Executive Officer of two global software companies. Mr. Trempont holds an MBA from INSEAD, and a BA, with high honors, from the Université Catholique de Louvain in Belgium. We believe Mr. Trempont is qualified to serve on our board of directors based on his extensive business and leadership experience in the software, artificial intelligence and digital marketing industry.
Sharat Sharan co-founded our company in 1998 and has served as our Chief Executive Officer and a member of our board of directors since incorporation. Prior to co-founding our company, Mr. Sharan held numerous management positions in media, entertainment, wireless and telecommunication companies. Mr. Sharan holds an MBA from The Booth School of Business at the University of Chicago, a master’s degree in Computer Science from Virginia Polytechnic Institute and State University and a BS in Electronics Engineering from the National Institute of Technology Kurukshetra. We believe Mr. Sharan is qualified to serve as a member of our board of directors based on our review of his experience, qualifications, attributes and skills, including co-founding our company and his executive leadership experience in the technology industry.
Board Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE THREE NAMED CLASS III DIRECTOR NOMINEES.
Information about Other Directors Not Standing for Election at this Meeting
Class I Directors with Terms Expiring at the 2025 Annual Meeting
Irwin Federman has served on our board of directors since March 2000. Mr. Federman is a senior advisor to U.S. Venture Partners, a venture capital firm, and previously served as a general partner since joining the firm in April 1990. Mr. Federman served as member of the board of Check Point Software Technologies Ltd., a public company provider of software products for IT security, from 1995 until 2021, and on the board of Mellanox Technologies, Ltd, a public company provider of semiconductor-based, high-performance interconnect products, from 1999, and as chairman from 2013, until its acquisition by Nvidia in 2019, and on the board of directors of Intermolecular, Inc., a public company that operates a technology platform designed to accelerate research and development for the semiconductor and clean-energy industries, from 2005 until its acquisition by Merck in 2019 and on the board of SanDisk Corporation, a provider of flash memory products, from 1988 until the company’s acquisition by Western Digital Corporation in 2016. Mr. Federman holds a BS in Economics from Brooklyn College and was awarded an Honorary Doctorate of Engineering from Santa Clara University. We believe Mr. Federman is qualified to serve on our board of directors because of his extensive knowledge of the software industry as well as his extensive public company governance experience.
Ronald Mitchell has served on our board since March 2023. Mr. Mitchell has served as Managing Partner of Low Post Ventures, which provides investment capital and leadership solutions to individuals and organizations focused on human potential since September 2005. Mr. Mitchell served as the Co-Founder and Chief Executive Officer at Humanity Health, a career acceleration and talent sourcing platform, from March 2021 to November 2023. Mr. Mitchell founded and served as the CEO of Virgil Holdings, Inc., which owns and operates Hcareers, a talent recruitment platform in the hospitality industry, and Virgil Careers, a career assessment and analytics platform, from July 2015 to May 2020. Prior to Virgil, Mr. Mitchell founded and served as the Chief Executive Officer of Career Core, Inc., an enterprise SaaS platform that enables organizations to scale executive leadership coaching, from September 2007 to December 2017. Mr. Mitchell served on the board of directors of Tabula Rasa HealthCare, a public healthcare technology company, from October 2022 to November 2023 when it was acquired by Nautic Partners. Mr. Mitchell holds an MBA and an AB from Harvard Business School. We believe Mr. Mitchell is qualified to serve on our board of directors based on his extensive business and leadership experience at companies providing technology solutions.
Anthony Zingale has served on our board of directors since April 2022. Mr. Zingale previously served as Executive Chairman of Jive Software, Inc., a pioneer of social collaboration and communication, from January 2015 until June 2017, where he also served as CEO from January 2010 until December 2014. Prior to Jive Software, Inc., he served as the President and Chief Executive Officer of Mercury Interactive Corporation, a business technology optimization company, from 2004 until its merger with Hewlett Packard at the end of 2006. Prior to Mercury Interactive Corporation, Mr. Zingale served as President and Chief Executive Officer of Clarify, Inc., a customer relationship management company, from 1998 until its acquisition in 2001. Mr. Zingale served on the board of directors of Carbon Black, Inc., a public cybersecurity company, from December 2015 to December 2019. Mr. Zingale holds a BS in Electrical and Computer Engineering and a BA in Business Administration from the University of Cincinnati. We believe Mr. Zingale’s extensive executive experience at companies providing technology solutions to businesses will make him a valuable member of our board of directors.

Class II Directors with Terms Expiring at the 2026 Annual Meeting
Teresa Anania has served on our board of directors since March 2023. Ms. Anania has served as the Senior Vice President of Global Customer Success, Renewals and Customer Experience at Zendesk, Inc., a provider of software-as-a-service products related to customer support, since October 2021 and as Vice President of Global Customer Success and Renewals from February 2020 to October 2021. Prior to Zendesk, Inc., Anania held various leadership roles of ascending responsibility at Autodesk, Inc., a provider of software products, from January 2009 to February 2020, ultimately serving as Senior Director of Customer Success. Prior to its acquisition by Autodesk, Inc. in 2009, Anania held various leadership roles of ascending responsibility at Algor Inc., a provider of software products, from January 1994 to January 2009, ultimately serving as Chief Operating Officer. Ms. Anania holds an MBA and BS degree from Duquesne University. We believe Ms. Anania is qualified to serve on our board of directors based on her extensive business and leadership experience in the software industry.
Cynthia Paul, CFA has served on our board of directors since March 2023. Ms. Paul has served as the Chief Investment Officer and Chief Executive Officer of Lynrock Lake LP, an investment management firm she founded, since January 2018. Since December 2022, Ms. Paul has served on the board of directors of Allot Ltd., a public company that provides network intelligence and security-as-a-service solutions. From April 2018 until the company’s sale in December 2021, Ms. Paul served on the board of directors of DSP Group, Inc., a public semiconductor company, including serving as chair of the nomination and corporate governance committee, a member of the audit committee, and a member of the compensation committee. From 2000 until 2017, Ms. Paul held various roles at Soros Fund Management LLC, including serving as a portfolio manager for fifteen years, managing a portfolio across corporate credit, convertible and equity securities. Ms. Paul graduated from Princeton University in 1994 with an Independent Major in Statistics and Operations Research, a Certificate from the Princeton School of Public and International Affairs, and a Certificate in Engineering Management Systems. We believe Ms. Paul is qualified to serve on our board of directors based on her financial expertise and public company experience.
Barry Zwarenstein has served on our board of directors since August 2020. Mr. Zwarenstein has served as the Chief Financial Officer of Five9, Inc., a public company provider of cloud software for contact centers, since January 2012 and as Interim Chief Executive Officer from December 2017 to May 2018. Mr. Zwarenstein also currently serves on the board of directors of JFrog Ltd., a public company provider of an end-to-end, hybrid, universal DevOps Platform, including as a chair of the audit committee. Mr. Zwarenstein held senior level financial positions at various technology companies. Mr. Zwarenstein holds an MBA from The Wharton School at the University of Pennsylvania and a Bachelor of Commerce degree from the University of KwaZulu-Natal in South Africa. Mr. Zwarenstein is qualified as a Chartered Accountant, South Africa. We believe Mr. Zwarenstein is qualified to serve on our board of directors because of his corporate finance and business expertise.
EXECUTIVE OFFICERS
The following table presents information regarding our current executive officers:

Name	Age	Position(s)
Sharat Sharan	61	President and Chief Executive Officer and Director
Steven Vattuone	56	Chief Financial Officer
James Blackie	59	Chief Revenue Officer
Jayesh Sahasi	53	Executive Vice President, Product and Chief Technical Officer
The following are biographical summaries of the experience of our executive officers, with the exception of Sharat Sharan, whose biographical summary is set forth under the caption “Information about Class III Director Nominees.”
Steven Vattuone has served as our Chief Financial Officer since November 2019. Prior to becoming our Chief Financial Officer, Mr. Vattuone served as our Vice President of Finance from May 2018 to November 2019. Prior to joining us, Mr. Vattuone served as a consultant at RoseRyan, Inc., an accounting and finance consulting firm, from October 2017 to May 2018 and as the Chief Financial Officer of Electric Cloud, Inc., a development and operations software company that was acquired by CloudBees, Inc. in April 2019, from August 2013 to September 2016, when he retired until joining us. From January 2011 to August 2013, Mr. Vattuone held various executive leadership roles of ascending responsibility at Grass Valley USA, LLC, a producer of media technology, and from February 2007 to January 2011 he served as the Chief Financial Officer of Composite Software, Inc., a data virtualization software company that was acquired by TIBCO Software Inc. in October 2017. Prior to Composite Software, Mr. Vattuone held senior level financial positions at various publicly traded software and technology companies. Mr. Vattuone holds an MBA from Santa Clara University and a BS in Business Administration and Accounting from California Polytechnic State University, San Luis Obispo.

James Blackie has served as our Chief Revenue Officer since December 2016. Prior to joining us, Mr. Blackie served as Vice President, Sales at TriNet Group, Inc., a public professional employer organization, from November 2013 to November 2016. From July 2012 to October 2013, Mr. Blackie served as the Executive Vice President at Evolv, Inc., a provider of SaaS-based workforce intelligence products. From January 2003 to July 2012, Mr. Blackie served as Executive Vice President at Legal Research Network, Inc., a provider of ethics and legal compliance SaaS products and services. Before then, Mr. Blackie spent several years in positions of increasing responsibility at Gartner, Inc., a public global research and advisory firm, most recently serving as Group Vice President, North American Sales from January 2000 to December 2002. Mr. Blackie holds a BS in Marketing from Santa Clara University.
Jayesh Sahasi has served as our Executive Vice President, Product and Chief Technology Officer since January 2012, and, before this, in executive and engineering roles of ascending responsibility with us since September 2000. Prior to joining us, Mr. Sahasi served in various engineering roles at software companies. Mr. Sahasi holds an MBA from The Wharton School at the University of Pennsylvania, a master’s degree in Artificial Intelligence from the University of Georgia and a BS in Computer Science from Loyola University New Orleans.
EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. For the fiscal year ended December 31, 2023, our “named executive officers” and their positions were as follows:
•Sharat Sharan, Chief Executive Officer;
•James Blackie, Chief Revenue Officer; and
•Jayesh Sahasi, Chief Technology Officer.
Summary Compensation Table
The following table represents information regarding the total compensation awarded to, earned by or paid to our named executive officers during the fiscal years ended December 31, 2023 and December 31, 2022:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Sharat Sharan	2023	520,000	419,265	—	12,085	(2)	951,350
Chief Executive Officer	2022	507,500	355,410	7,047,720	3,630	(3)	7,914,260
James Blackie	2023	475,000	—	1,812,227	327,333	(4)	2,614,560
Chief Revenue Officer	2022	472,917	—	—	299,251	(5)	772,168
Jayesh Sahasi	2023	475,000	282,051	1,812,227	—		2,569,278
Chief Technology Officer	2022	473,750	235,557	—	—		709,307
(1)The amounts disclosed represent the aggregate grant date fair value of equity awards granted during the indicated fiscal year computed in accordance with ASC Topic 718, without regard to forfeitures. The assumptions used in calculating the grant date fair value of equity awards are set forth in Note 11 to our audited consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31,2023. These amounts do not reflect the actual economic value that may be realized by the named executive officers.
(2)The amounts disclosed represent $3,630 for the life insurance premium paid by us for Mr. Sharan and $8,455 for certain costs associated with President’s Club.
(3)The amounts disclosed represent a life insurance premium paid by us for Mr. Sharan.
(4)The amounts disclosed represent $316,671 in commissions we paid for Mr. Blackie and $10,662 for certain costs associated with President’s Club.
(5)The amounts disclosed represent commissions we paid to Mr. Blackie.

Base Salary
The following table sets forth the 2022, 2023 and 2024 base salaries for each of Mr. Sharan, Mr. Sahasi and Mr. Blackie.

Named Executive Officers	2022 Base Salary (at Year-End) ($)	2023 Base Salary (at Year-End) ($)	2024 Base Salary ($)
Sharat Sharan	520,000	520,000	520,000
James Blackie	475,000	475,000	475,000
Jayesh Sahasi	475,000	475,000	475,000
Bonus and Commission
We grant annual incentives intended to create a direct correlation between the executive’s role and responsibilities and the ability to earn variable pay. During the fiscal year ended December 31, 2023, Sharat Sharan and Jayesh Sahasi were eligible to earn annual incentives based on the achievement of a weighted mix of corporate performance objectives relating to net ARR growth and non-GAAP EBITDA. James Blackie does not participate in the same annual incentive program and instead, as our Chief Revenue Officer, participates in a commission program, pursuant to which he receives commissions based on a weighted mix of bookings measures. For the fiscal year ended December 31, 2023, Sharat Sharan, James Blackie and Jayesh Sahasi had an annual opportunity targeted at 95%, 90% and 70%, respectively, of each’s base salary. We have based the annual opportunity for each of our named executive officers entirely on the achievement of these objectives.
Long-Term Equity Incentive Awards
We grant equity incentive awards when we determine it is appropriate to do so in order to align the interests of our named executive officers with those of our stockholders and to motivate them to make impactful contributions to our performance. These awards are all subject to time-based vesting conditions and, in the case of performance awards (PSUs), they are also subject to certain performance conditions.
Employment Arrangements with our Named Executive Officers
Sharat Sharan
We are party to a continuing employment letter with Mr. Sharan, our Chief Executive Officer and a member of our board of directors. The employment letter does not have a specific term. Mr. Sharan’s base salary is $520,000 subject to annual review and his annual target bonus is $495,000. Mr. Sharan is eligible to participate in our standard health and welfare benefits programs.
In the event of an “involuntary termination” or if we terminate his employment without “cause,” Mr. Sharan is entitled to receive, subject to his execution of a general release of claims, a severance payment equivalent to 12 months of his base salary (or 18 months for a “change of control termination”), 100% of his target bonus (or 150% for a “change of control termination”), a pro rata portion of his target bonus for the year, and 12 months of COBRA premiums (18 months in the event of a change of control termination), and 75% of his then unvested equity awards shall immediately vest and become exercisable. In these circumstances, Mr. Sharan will be permitted to purchase any vested portion of those awards through the date those awards are scheduled to expire.
If we consummate a “change of control” while Mr. Sharan is employed or we enter into an agreement to effect a change of control within 90 days following termination of his employment that we ultimately consummate, then immediately prior to the consummation of such change of control, 75% of his then unvested equity awards shall immediately vest and become exercisable. In the event of a change of control termination, all of Mr. Sharan’s unvested equity awards shall immediately vest and become exercisable.
Notwithstanding the terms of Mr. Sharan’s employment letter, we granted 341,404 PSUs and 341,404 RSUs to Mr. Sharan in 2022 that have different acceleration or vesting provisions than the terms of Mr. Sharan’s employment letter. The RSU agreement provides that, in the event of (i) termination without Cause or an Involuntary Termination, Mr. Sharan will be credited with an additional 12 full months of service, and (ii) a Change in Control, the RSU will be assumed, substituted, or accelerated and if Mr. Sharan is terminated 90 days before or one year following the Change in Control, the RSU will vest in full. The PSU agreement provides that if Mr. Sharan’s service terminates for any reason prior to the end of a performance period, all unvested PSUs are forfeited, except that in the case of a Change in Control a portion of the PSU will vest based on the transaction price and prorated portion of the performance period, with the remainder vesting based on time. Both the RSU agreement and the PSU agreement provide that these terms supersede the terms of Mr. Sharan’s employment letter.

Under Mr. Sharan’s employment letter:
•“Involuntary termination” means (i) his voluntary termination of employment following a material reduction in cash compensation or benefits or the assignment of additional material job responsibilities or a reduction in job responsibilities materially inconsistent with his position and responsibilities prior to a change of control; or the relocation of his workplace by more than 60 miles; (ii) the termination of his employment as a result of his inability to perform the material and substantial duties of his position for a period of 30 days as a result of incapacity due to physical or mental injury or illness; or (iii) the termination of his employment as a result of his death.
•“Cause” means his uncured material breach of any material terms his employment letter, conviction of a felony or entry of a plea of nolo contendere as to a felony, commission of a fraud, repeated unexplained or unjustified absence from the company, willful breach of fiduciary duty, or gross negligence or willful misconduct that has resulted or is likely to result in material damage to the company.
•“Change of control” means our merger, consolidation or similar reorganization with any other corporation or entity, other than a merger or consolidation which would result in our outstanding voting securities continuing to represent at least 50% of the total voting power of the surviving entity immediately after such merger or consolidation, or our sale or disposition of all or substantially all of our assets.
•“Change of control termination” means an involuntary termination or termination without cause occurs during the period starting 90 days prior to the consummation of a change of control and ending on the first anniversary of that change of control.
James Blackie
We are party to a continuing employment letter with Mr. Blackie, our Chief Revenue Officer. The employment letter does not have a specific term and provides that Mr. Blackie’s employment is at-will. Mr. Blackie’s current annual base salary is $475,000 and his target bonus, which is paid as a commission, is equal to a percentage of his base salary, as determined by our compensation committee. Mr. Blackie is eligible to participate in our standard health and welfare benefits programs.
Jayesh Sahasi
We are party to a continuing employment letter with Mr. Sahasi, our Chief Technology Officer. The employment letter does not have a specific term and provides that Mr. Sahasi’s employment is at-will. Mr. Sahasi’s current annual base salary is $475,000 and his target bonus is equal to a percentage of his base salary, as determined by our compensation committee. Mr. Sahasi is eligible to participate in our standard health and welfare benefits programs.
Executive Severance Program
We have entered into severance program agreements with our executive officers, excluding Mr. Sharan. Under the severance program agreements, if we terminate the employment of our executive officers without “cause,” he or she is entitled to receive a severance payment equivalent to six months of his or her base salary and reimbursement of up to six months of COBRA premiums, in addition to standard entitlements such as earned but unpaid wages, including any bonus he or she is otherwise entitled to, reimbursement for unpaid expenses incurred and payment of other vested benefits.
If, on or within twelve months of a “change in control,” an executive officer’s employment is terminated without “cause,” or if he or she resigns for “good reason,” he or she is entitled to receive a severance payment equivalent to one year of his or her then-current base salary, accelerated vesting of 100% of the shares underlying his or her then-unvested equity awards and reimbursement of up to twelve months of COBRA premiums, in addition to standard entitlements such as earned but unpaid wages, including any bonus he or she is otherwise entitled to, reimbursement for unpaid expenses incurred and payment of other vested benefits.
Under the severance program, “cause” means (i) theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the executive’s material failure to abide by our code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the executive’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a ours (including, without limitation, the executive’s improper use or disclosure of our or proprietary information); (iv) any intentional act by the executive which has a material detrimental effect on our reputation or business; (v) the executive’s repeated failure or inability to perform any reasonable assigned duties after written notice from us of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the executive of any employment or service agreement between the executive and us, which breach is not cured pursuant to the terms of such agreement; or (vii) the executive’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the executive’s ability to perform his or her duties with us.
Under the severance program, “change in control” means (i) a transaction in which the stockholders of ON24 immediately before the transaction do not retain immediately after the transaction direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or the entity to which all or substantially all of our assets were transferred or (ii) a date specified by the board of directors following approval by the stockholders of a plan of complete liquidation or dissolution of ON24, unless a majority of the members of the board of directors of the continuing, surviving or successor entity or parent thereof, immediately after such transaction is comprised of incumbent directors. This offering will not constitute a change in control under the severance program.
Under the severance program agreement, “good reason” means resignation from employment with us following the occurrence of any of the following events without the executive’s prior written consent: (i) a significant reduction in the executive’s duties, position or responsibilities in effect immediately prior to such reduction, other than where the executive is asked to assume substantially similar duties and responsibilities in a larger entity after such change in control (which may involve a different title); (ii) a material reduction in current base salary; or (iii) a relocation to a worksite that is more than 50 miles from the then-existing worksite.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding outstanding option awards held by our named executive officers as of December 31, 2023.

	Option Awards(1)						Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable #		Number of Securities Underlying Unexercised Options Unexercisable #		Options Exercise Price(2) $	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock That Have Not Vested(3) $	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Sharat Sharan	—		—		—	—	263,715	(4)	2,078,074	—		—
	—		—		—	—	—		—	395,571	(5)	3,117,099
	335,416	(6)	124,584	(6)	13.33	12/11/2030	—		—	—		—
	99,836	(7)	—		2.00	3/15/2030	—		—	—		—
	313,794	(7)	—		1.23	3/15/2030	—		—
	427,950	(7)	—		1.35	12/21/2028	—		—	—		—
	78,863	(7)	—		1.70	1/4/2026	—		—	—		—
	409,201	(7)	—		0.89	1/4/2026	—		—	—		—
	497,642	(7)	—		0.86	7/24/2025	—		—	—		—
	154,400	(7)	—		1.68	8/7/2024	—		—	—		—
	29,820	(7)	—		0.86	8/7/2024	—		—	—		—
James Blackie	—		—		—	—	—		—	44,029	(5)	346,949
	—		—		—	—	132,087	(8)	1,040,846	—		—
	—		—		—	—	38,623	(9)	304,349	—		—
	—		—		—	—	69,688	(10)	549,141	—		—
	102,812	(6)	38,188	(6)	13.33	12/11/2030	—		—	—		—
	86,858	(11)	2,413	(11)	2.00	1/16/2030	—		—	—		—
	22,916	(7)	—		1.23	1/16/2030	—		—	—		—
	222,588	(7)	—		1.79	12/9/2026			—	—		—
	107,696	(7)	—		0.99	12/9/2026	—		—	—		—
Jayesh Sahasi	—		—		—	—	—		—	44,029	(5)	346,949
	—		—		—	—	132,087	(8)	1,040,846	—		—
	—		—		—	—	38,623	(9)	304,349	—		—
	—		—		—	—	61,299	(10)	483,036	—		—
	146,562	(6)	54,438	(6)	13.33	12/11/2030	—		—	—		—
	55,370	(7)	—		2.00	1/16/2030	—		—	—		—
	22,086	(7)	—		1.23	1/16/2030	—		—	—		—
	26,043	(7)	—		1.35	12/21/2028	—		—	—		—
(1)All of the outstanding option and stock awards were granted pursuant to our 2000 Stock Option Plan, 2014 Stock Option Plan or 2021 Equity Incentive Plan, the terms of the plans are described below under “— Equity Incentive Plans.”
(2)All of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by our board of directors or compensation committee.
(3)The market values of the awards were calculated by multiplying the number of shares underlying the awards by $7.88, which was the closing price per share of our common stock as of December 29, 2023, the last trading day of 2023.

(4)The award vests in 12 equal quarterly installments with vesting beginning on January 1, 2023.
(5)The award vests in three tranches after each annual performance period ending December 31, 2023, December 31, 2024, and December 31, 2025, each in an amount equal to one-third of the target number of award multiplied by a percentage determined by comparing the Company’s total stockholder return to a benchmark index during the performance period. The actual payout can range from 0% to 200% of the target award, with the maximum earned units capped at 125% for the first two performance periods. The maximum payout for the entire award is capped at 200% of the target award. This award additionally is subject to the executive officer’s continuous service with us through the end of each performance period.
(6)The option vests in 48 equal monthly installments with vesting beginning on January 1, 2021, subject to the executive officer’s continuous service with us as of each such vesting date.
(7)The option is fully vested.
(8)The award vests in 12 equal quarterly installments beginning on June 1, 2023, subject to the executive officer’s continuous service with us as of each such vesting date.
(9)The award vests as to one-third of the shares on February 20, 2023, one-third of the shares on August 20, 2023, and one-third of the shares on February 20, 2024.
(10)The award vests in 16 equal quarterly installments beginning February 20, 2022, subject to executive officer’s continuous service with us as of each such vesting date.
(11)The option vests in 48 equal monthly installments with vesting beginning on January 1, 2020, subject to the executive officer’s continuous service with us as of each such vesting date.
EMPLOYEE BENEFIT AND EQUITY COMPENSATION PLANS
2021 Equity Incentive Plan
In connection with our IPO, we adopted our 2021 Plan, effective in February 2021. We use it to provide incentives that will assist us to attract, retain, and motivate employees, including officers, consultants, and directors. We may provide these incentives through the grant of stock options, stock appreciation rights, restricted stock, RSUs, performance shares, and units and other cash-based or share-based awards. In addition, the 2021 Plan contains a mechanism through which we may adopt a deferred compensation arrangement in the future.
A total of 6,400,000 shares of our common stock were initially authorized and reserved for future issuance under the 2021 Plan. This reserve automatically increases on January 1, 2022 and each subsequent anniversary through 2031, by an amount equal to the smaller of:
•5.0% of the number of shares of common stock issued and outstanding on the immediately preceding December 31; and
•an amount determined by our board of directors.
Appropriate adjustments will be made in the number of authorized shares and other numerical limits in the 2021 Plan and in outstanding awards to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to awards which expire or are cancelled or forfeited will again become available for issuance under the 2021 Plan.
The shares available under the 2021 Plan will not be reduced by awards settled in cash, but will be reduced by shares withheld to satisfy tax withholding obligations with respect to stock options and stock appreciation rights (but not other types of awards). The gross number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise or by tender of previously owned shares will be deducted from the shares available under the 2021 Plan.
The 2021 Plan generally will be administered by the compensation committee of our board of directors. Subject to the provisions of the 2021 Plan, the compensation committee will determine in its discretion the persons (other than the CEO and members of our board of directors) to whom and the times at which awards are granted, the sizes of such awards and all of their terms and conditions. The compensation committee will have the authority to construe and interpret the terms of the 2021 Plan and awards granted under it. The 2021 Plan provides, subject to certain limitations, for indemnification by us of any director, officer, or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2021 Plan.
During any year, no non-employee director may be granted one or more awards pursuant to the 2021 Plan which, taken together with any cash compensation paid to such non-employee director during such year, exceeds $1,000,000.
The 2021 Plan authorizes the compensation committee, without further stockholder approval, to provide for the cancellation of stock options or stock appreciation rights with exercise prices in excess of the fair market value of the underlying shares of common stock on the date of grant in exchange for new options or other equity awards with exercise prices equal to the fair market value of the underlying common stock on the date of grant or a cash payment.

Awards may be granted under the 2021 Plan to our employees, including officers, directors, or consultants or those of any present or future parent or subsidiary corporation or other affiliated entity. All awards will be evidenced by a written agreement between us and the holder of the award and may include any of the following:
•Stock options. We may grant non-statutory stock options or incentive stock options (as described in Section 422 of the Code), each of which gives its holder the right, during a specified term (not exceeding ten years) and subject to any specified vesting or other conditions, to purchase a number of shares of our common stock at an exercise price per share determined by the administrator, which may not be less than the fair market value of a share of our common stock on the date of grant.
•Stock appreciation rights. A stock appreciation right (“SAR”), gives its holder the right, during a specified term (not exceeding ten years) and subject to any specified vesting or other conditions, to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise. We may pay the appreciation in shares of our common stock or in cash.
•Restricted stock. The administrator may grant restricted stock awards either as a bonus or as a purchase right at a price determined by the administrator. Shares of restricted stock remain subject to forfeiture until vested, based on such terms and conditions as the administrator specifies. Holders of restricted stock will have the right to vote the shares and to receive any dividends paid, except that the dividends may be subject to the same vesting conditions as the related shares.
•Restricted stock units. Restricted stock units (“RSUs”), represent rights to receive shares of our common stock (or their value in cash) at a future date without payment of a purchase price, subject to vesting or other conditions specified by the administrator. Holders of RSUs have no voting rights or rights to receive cash dividends unless and until shares of common stock are issued in settlement of such awards. However, the administrator may grant RSUs that entitle their holders to dividend equivalent rights.
•Performance awards. Performance awards, consisting of either performance shares or performance units, are awards that will result in a payment to their holder only if specified performance goals are achieved during a specified performance period. The administrator establishes the applicable performance goals based on one or more measures of business performance, such as revenue, gross margin, net income or total stockholder return. To the extent earned, performance awards may be settled in cash, in shares of our common stock or a combination of both in the discretion of the administrator. Holders of performance shares or performance units have no voting rights or rights to receive cash dividends unless and until shares of common stock are issued in settlement of such awards. However, the administrator may grant performance shares that entitle their holders to dividend equivalent rights.
•Cash-based awards and other share-based awards. The administrator may grant cash-based awards that specify a monetary payment or range of payments or other share-based awards that specify a number or range of shares or units that, in either case, are subject to vesting or other conditions specified by the administrator. Settlement of these awards may be in cash or shares of our common stock, as determined by the administrator. Their holders will have no voting rights or right to receive cash dividends unless and until shares of our common stock are issued pursuant to the awards. The administrator may grant dividend equivalent rights with respect to other share-based awards.
In the event of a change in control as described in the 2021 Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the 2021 Plan or substitute substantially equivalent awards. The compensation committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of the board of directors who are not employees will automatically be accelerated in full. Any awards that are not assumed, continued, or substituted for in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. The 2021 Plan also authorizes the compensation committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share, if any, under the award.
The 2021 Plan will continue in effect until it is terminated by our compensation committee, provided, however, that all awards will be granted, if at all, within ten years of its effective date. The compensation committee may amend, suspend or terminate the 2021 Plan at any time, provided that without stockholder approval, the plan cannot be amended to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law or listing rule.
2014 Stock Option Plan
Our 2014 Stock Option Plan (the “2014 Plan”), was originally adopted by our board of directors and approved by our stockholders in June 2014. As of December 31, 2023, we had options to purchase 6,949,552 shares of common stock outstanding under our 2014 Plan. In connection with the closing of our IPO, our board of directors terminated the 2014 Plan and will not grant any further awards under such plan, but the 2014 Plan will continue to govern outstanding awards granted thereunder. Our compensation committee administers the 2014 Plan and has the authority, among other things, to construe and interpret the terms of the 2014 Plan and awards granted thereunder.

2000 Stock Option Plan
Our 2000 Stock Option Plan (the “2000 Plan”), expired in 2010 but continues to govern outstanding awards granted thereunder. As of December 31, 2023, we had options to purchase 4,000 shares of common stock outstanding under our 2000 Plan. Our compensation committee administers our 2000 Plan and has the authority, among other things, to construe and interpret the terms of our 2000 Plan and awards granted thereunder.
401(k) Plan
We maintain a retirement savings plan (“401(k) Plan”), for the benefit of our eligible employees, including our named executive officers. Our 401(k) Plan is intended to qualify under Sections 401 of the Internal Revenue Code. Each participant in the 401(k) Plan may contribute up to the statutory limit of his or her pre-tax compensation. In addition, we can make discretionary matching contributions. All salary deferrals, rollovers and matching contributions are 100% vested when contributed. The 401(k) Plan provides for automatic salary deferrals of 3% of compensation with a 1% escalator each year. Participants are permitted to waive the automatic deferral provision.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information on our equity compensation plans as of December 31, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (1)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
Equity compensation plans approved by security holders	13,557,243	(3)	$5.98	(4)	5,527,062
Equity compensation plans not approved by security holders	—		—		—
Total	13,557,243		$5.98		5,527,062
(1)Consists of shares of our common stock issuable on exercise of options or vesting of restricted stock units under the 2000 Plan, the 2014 Plan and the 2021 Plan. In February 2021, in connection with the IPO, we adopted the 2021 Plan, which serves as a successor to and continuation of the 2014 Plan and 2000 Plan.
(2)Includes 3,709,039 shares available for issuance under the 2021 Plan and 1,818,023 shares available for future issuance under the 2021 Employee Stock Purchase Plan (“ESPP”). The 2021 Plan provides for an annual automatic increase to the shares reserved for issuance on the first day of each calendar year in an amount equal to the lesser of 5% of the total number of shares issued and outstanding on December 31st of the preceding calendar year or a lesser number as determined by our board of directors continuing through January 2031. Pursuant to the automatic annual increase, 2,059,466 additional shares were reserved under the 2021 Plan on January 1, 2024. The ESPP also provides for an automatic increase to the shares reserved for issuance on the first day of each calendar year, continuing through January 1, 2031, by the lesser of (a) 1% of the total number of shares of our common stock issued and outstanding on December 31 of the preceding calendar year; (b) 1,300,000 shares of common stock, or (c) an amount determined by our board of directors. Pursuant to the automatic annual increase, 411,893 additional shares were reserved under the ESPP on January 1, 2024.
(3)Includes outstanding options to purchase 4,000 shares of common stock under the 2000 Plan; outstanding options to purchase 6,949,552 shares of common stock under the 2014 Plan; and outstanding options to purchase 20,530 shares of common stock, outstanding RSUs to acquire 5,952,386 shares of common stock upon settlement of RSUs and outstanding PSUs to acquire 630,775 shares of common stock under the 2021 Plan.
(4)As of December 31, 2023, the weighted-average exercise price of outstanding options under the 2000 Plan was $1.43, the weighted-average exercise price of outstanding options under the 2014 Plan was $5.87, and the weighted-average exercise price of outstanding options under the 2021 Plan was $44.21. RSUs and PSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2024. KPMG LLP served as our independent registered public accounting firm for our fiscal year ended December 31, 2023.
Notwithstanding the appointment of KPMG LLP, and even if our stockholders ratify their appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our Company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Our board of directors is submitting the appointment of KPMG LLP to our stockholders because we value our stockholders' views on our independent registered public accounting firm and as a matter of good corporate governance. If our stockholders do not ratify the appointment of KPMG LLP, our audit committee may reconsider the appointment or may continue to retain KPMG LLP for 2024. Representatives of KPMG LLP are expected to be present at the Annual Meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Board Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024.
Fees Paid to the Independent Registered Public Accounting Firm
The following table summarizes the fees of KPMG LLP, our independent registered public accounting firm, billed to us in each of the last two fiscal years for audit services and for other services:

Fee Category	2023	2022
Audit Fees(1)	$1,455,330	$1,554,000
Audit-Related Fees	—	—
Tax Fees(2)	182,444	99,780
All Other Fees	—	—
Total	$1,637,774	$1,653,780

(1)Audit fees consist of fees for the audit of our annual financial statements, the review of our quarterly financial statements and other professional services provided in connection with regulatory filings.
(2)Tax fees consist of fees for tax compliance services.
Pre-Approval Policies and Procedures
Our audit committee generally pre-approves all audit and non-audit services prior to such services being performed by the independent registered public accounting firm. Before engaging an independent registered public accountant firm to render audit or non-audit services, the engagement is approved by our audit committee or the engagement to render services is entered into pursuant to pre-approval policies and procedures established by the audit committee.

Audit Committee Report
The audit committee (the “Audit Committee”) of the board of directors (the “Board”) of ON24, Inc. (the “Company”) reviewed and discussed with management and the Company’s independent registered public accounting firm, KPMG LLP, the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. In addition, the Audit Committee has discussed with KPMG LLP those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission (“SEC”).
The Audit Committee has also received and reviewed the written disclosures and the letter from KPMG LLP required by the applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence from the Company and its management.

Based on the review and discussions referenced above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31,2023 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.
Respectfully submitted by the Audit Committee,
Barry Zwarenstein (Chair)
Irwin Federman
Dominique Trempont
RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons
Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.
Related Party Transactions
Consulting Agreement
InfoHorizon, LLC provides information technology software development to us. Nitin Jain, the brother-in-law of our executive officer Jayesh Sahasi, is the chief executive officer of InfoHorizon, LLC. For the years ended December 31, 2023, 2022 and 2021, we recorded $2.7 million, $3.0 million and $2.5 million, respectively, in research and development expense on in our consolidated statement of operations.
Eric Federman’s Employment
Eric Federman, the son of our director Irwin Federman, was employed by us through March 2023. His annual base salary at the time of his departure was $160,000. He was eligible to participate in our equity incentive and other employee benefit plans and programs.
Vanguard Agreement
The Vanguard Group is a beneficial owner of greater than 5% of our common stock. We have entered into customer agreements with the Vanguard Group in the ordinary course of business.

Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of February 29, 2024 unless stated otherwise, by:
•each of our named executive officers;
•each of our directors;
•all of our current directors and executive officers as a group; and
•each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares common stock.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock issuable upon the exercise, conversion or settlement of options, warrants, restricted stock units or other rights to acquire common stock that are currently exercisable, convertible or subject to settlement, or exercisable, convertible or subject to settlement within 60 days of February 29, 2024 are deemed to be outstanding and beneficially owned by the holder for the purpose of computing share and percentage ownership of that holder, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the table below, and subject to community property laws where applicable, we believe the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o ON24, Inc., 50 Beale Street, 8th Floor, San Francisco, California 94015. The percentage of shares beneficially owned is computed on the basis of 41,322,446 shares of common stock outstanding as of February 29, 2024.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	%
5% and Greater Stockholders:
Lynrock Lake L.P.(1)	7,329,759	17.7
Indaba Capital Management L.P.(2)	4,240,256	10.3
BlackRock, Inc.(3)	2,657,695	6.4
The Vanguard Group(4)	2,394,085	5.8
Named Executive Officers and Directors:
Sharat Sharan(5)	4,628,175	10.6
James Blackie(6)	679,639	1.6
Jayesh Sahasi(7)	698,178	1.7
Anil Arora	52,639	*
Anthony Zingale	40,824	*
Barry Zwarenstein	170,153	*
Cynthia Paul(1)(8)	7,348,924	17.8
Dominique Trempont	318,769	*
Irwin Federman	136,065	*
Ronald Mitchell	19,165	*
Teresa Anania	19,165	*
All executive officers and directors as a group (12 persons)	14,506,421	32.3
* Represents beneficial ownership of less than 1%.
(1)Number of shares based solely on information reported on Schedule 13D/A filed with the SEC on January 16, 2024. Lynrock Lake Master Fund LP (“Lynrock Fund”) directly held 7,329,759 common shares. Lynrock Lake LP (the "Investment Manager") is the investment manager of Lynrock Fund, and pursuant to an investment management agreement, has been delegated full voting and investment power over the shares held by Lynrock Fund. Cynthia Paul, a member of our board of directors, is the Chief Investment Officer of the Investment Manager and Sole Member of Lynrock Lake Partners LLC, the general partner of the Investment Manager, and may be deemed to exercise voting and investment power over the shares held by Lynrock Fund. The address of the foregoing entities is c/o Lynrock Lake LP 2 International Drive, Suite 130, Rye Brook, New York 10573.

(2)Number of shares based solely on information reported on Schedule 13D/A filed with the SEC on February 26, 2024. Indaba Capital Fund, L.P. (the “Fund”) is a private investment fund and directly held 4,240,256 common shares. Indaba Capital Management, L.P. is the investment manager of the Fund and has been delegated by the Fund and its general partner all voting and investment power over the shares directly held by the Fund. The address of Indaba Capital Management, L.P. is One Letterman Drive, Building D, Suite DM 700, San Francisco, California 94129.
(3)Number of shares based solely on information reported on Schedule 13G/A filed with the SEC on January 29, 2024. Blackrock, Inc. (“Blackrock”) has sole voting power with respect to 2,613,100 shares and sole disposition power with respect to 2,657,695 shares. The address of Blackrock is 50 Hudson Yards, New York, NY 10001.
(4)Number of shares based solely on information reported on Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group, Inc. (“Vanguard”) has shared voting power with respect to 14,170 shares, sole dispositive power with respect to 2,364,291 shares and shared dispositive power with respect to 29,794 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(5)Consists of (i) 2,394,175 shares of common stock held directly by Sharat Sharan, (ii) 2,201,036 shares of common stock issuable upon exercise of options exercisable within 60 days of February 29, 2024 held directly by Mr. Sharan, and 32,964 shares of common stock issuable upon settlement of RSUs vesting within 60 days of February 29, 2024 held directly by Mr. Sharan.
(6)Consists of (i) 107,931 shares of common stock held directly by James Blackie and (ii) 557,033 shares of common stock issuable upon exercise of options exercisable within 60 days of February 29, 2024 held directly by Mr. Blackie, and (iii) 14,675 shares of common stock issuable upon settlement of RSUs vesting within 60 days of February 29, 2024 held directly by Mr. Blackie.
(7)Consists of (i) 416,692 shares of common stock held directly by Jayesh Sahasi, (ii) 266,811 shares of common stock issuable upon exercise of options exercisable within 60 days of February 29, 2024 held directly by Mr. Sahasi and (iii) 14,675 shares of common stock issuable upon settlement of RSUs vesting within 60 days of February 29, 2024 held directly by Mr. Sahasi.
(8)Consists of (i) 7,329,759 shares of common stock directly held by Lynrock Fund and (ii) 19,165 shares of common stock issuable upon settlement of RSUs vesting within 60 days of February 29, 2024 held directly by Ms. Paul.
OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of the copies of such forms furnished to us and the written representations from certain of the reporting persons that no other reports were required during the fiscal year ended December 31, 2023, all executive officers, directors and greater than ten-percent beneficial owners complied with the reporting requirements of Section 16(a).
Stockholder Proposals and Nominations
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 50 Beale Street, 8th Floor, San Francisco, California 94015 not later than December 26, 2024.
Stockholders intending to present a proposal at the 2025 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting no earlier than the close of business on February 21, 2025 and no later than the close of business on March 23, 2025. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary as well as on EDGAR. In the event that the date of our 2024 Annual Meeting of Stockholders is more than 30 days before or more than 30 days after June 21, 2025, then our Secretary must receive such written notice not later than the close of business on the 90th day prior to the 2025 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder's compliance with this deadline. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in connection with our 2025 Annual Meeting must provide notice that sets forth the information required by Rule14a-19 under the Exchange Act no later than April 22, 2025.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and brokers to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please (1) notify your broker, (2) direct your written request to: 50 Beale Street, 8th Floor, San Francisco, California 94015, or (3) request from the Company by calling (415) 369-8000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.
Other Business
As of the date of this proxy statement, the board of directors knows of no business, other than that described in this proxy statement, that will be presented for consideration at the 2024 Annual Meeting. If any other business comes before the 2024 Annual Meeting or any adjournment or postponement thereof, proxy holders may vote their respective proxies at their discretion.
By Order of the Board of Directors
William Weesner
Secretary
San Francisco
April 25, 2024

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V45729-P07020

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ON24, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Anil Arora	☐	☐
1b. Sharat Sharan	☐	☐
1c. Dominique Trempont	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com

V45730-P07020

ON24, INC.
Annual Meeting of Stockholders
June 21, 2024 8:30 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Sharat Sharan, Steven Vattuone and William Weesner, and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes each of them, to vote all the shares of capital stock of ON24, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the company to be held at 50 Beale Street, 8th Floor, San Francisco, California 94105 at 8:30 a.m. PDT, and at any adjournment or postponement thereof, upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side